UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): August 11, 2003

Host Marriott Corporation

(Exact name of registrant as specified in its chapter)

Maryland	001-05664	53-0085950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500 Bethesda, Maryland 20817 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Item 5.    Other events

On August 11, 2003, Host Marriott Corporation (the “Company”) entered into an Underwriting Agreement with Goldman, Sachs & Co. on behalf of the several Underwriters named therein in connection with the public offering of 27.5 million shares of its common stock at a price of $9.25 per share pursuant to a Prospectus Supplement to the Prospectus filed as part of the Company’s universal shelf registration on Form S-3 dated January 9, 2002. A copy of the Underwriting Agreement is attached as an Exhibit to this Current Report on Form 8-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

1.1	Underwriting Agreement dated August 11, 2003 by and between Host Marriott Corporation, Goldman, Sachs & Co. on behalf of the several Underwriters named therein.

5.1	Opinion of Venable, Baetjer and Howard, LLP

8.1	Opinion of Hogan & Hartson L.L.P.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 14th day of August 2003.

HOST MARRIOTT CORPORATION

By:	/s/ LARRY K. HARVEY
Name:	Larry K. Harvey
Title:	Senior Vice President and Corporate Controller

Exhibit No.	Description

1.1	Underwriting Agreement dated August 11, 2003 by and between Host Marriott Corporation, Goldman, Sachs & Co. on behalf of the several Underwriters named therein.

5.1	Opinion of Venable, Baetjer and Howard, LLP

8.1	Opinion of Hogan & Hartson L.L.P.